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December 13, 2013

Finjan Holdings, Inc. 122 East 42nd Street New York, New York 10017
Re: Finjan Holdings, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Finjan Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement  on Form S-1 (File No. 333-189984) filed with the Securities and Exchange Commission (the “SEC”) on July 16, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on September 20, 2013, Amendment No. 2 thereto, filed with the SEC on October 30, 2013 and Amendment No. 3 thereto filed with the SEC on December 13, 2013 (the “Registration Statement”), in each case, under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offer and sale by the selling stockholders identified in the Registration Statement of up to 21,556,447 shares (the “Securities”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), consisting of (i) an aggregate of 19,766,977 shares of Common Stock that the Company issued to certain of the selling stockholders pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 3, 2013, among the Company (formerly Converted Organics, Inc.), COIN Merger Sub, Inc. and Finjan, Inc. and (ii) an aggregate of 1,789,470 shares of Common Stock that the Company issued to certain of the selling stockholders pursuant to the Exchange Agreement (the “Exchange Agreement”), dated as of June 3, 2013, among the Company, Hudson Bay Master Fund Ltd., and Iroquois Master Fund Ltd. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) an executed copy of the Merger Agreement, (c) an executed copy of the Exchange Agreement, (d) a specimen certificate representing the Common Stock, (e) the Certificate of Incorporation of the Company, as currently in effect, (f) the Bylaws of the Company, as currently in effect, (g) a copy of the Certificate of Merger, dated June 3, 2013, merging Merger Sub with and into Finjan, Inc., (h) minutes and corporate records of proceedings of the board of directors of the Company relating to the Merger Agreement, the Exchange Agreement the authorization and issuance of the Securities pursuant thereto, and related matters and (i) minutes and corporate records of proceedings of the board of directors and stockholders of each of Finjan, Inc. and COIN Merger Sub, Inc. relating to the Merger Agreement and related matters.

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING        LOS ANGELES
NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

Finjan Holdings, Inc.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that the Securities have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion concerning any other laws.  This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion with the SEC as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.

Very truly yours, /s/ Katten Muchin Rosenman LLP KATTEN MUCHIN ROSENMAN LLP